EXHIBIT 10.31

EXECUTION COPY

AMENDED AND RESTATED NOTE

$2,312,500.00

October 29, 2025

FOR VALUE RECEIVED, the undersigned (whether one or more, the “Borrower”), hereby jointly and severally promises to pay to FIRST NATIONAL BANK OF OMAHA or its permitted assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the Term Loan in the original principal amount of $2,312,500.00 (as such loan is further described and defined in the Agreement) made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of October 29, 2025 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between the Borrower and the Lender

The Borrower jointly and severally promises to pay the outstanding principal amount of the Term Loan evidenced by this Note and interest thereon from the date such Term Loan is advanced until such principal amount is paid in full, at such rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Lender in Dollars in immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note amends, restates and replaces, in part, the Note dated January 10, 2025 in the original principal amount of $3,500,000.00 by Borrower and FIF Utah LLC (d/b/a Utah Broadband), a Delaware limited liability company, in favor of Lender (the “Prior Note”). This Note is intended to serve solely as a modification and restatement of, and not a novation of, the Prior Note.

This Note is one of the notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default, beyond any applicable notice and cure period, specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term Loan held by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Term Loan and payments with respect thereto.

The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its authorized officer as of the day and year first above written.

FIF AIREBEAM LLC

FIF ST. GEORGE, LLC

By: /s/ Joseph M. Meisinger
Name: Joseph M. Meisinger

Title: Secretary

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